UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2008

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH    03063

(Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code  (781) 505-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2008, the Board of Directors of Ezenia! Inc. (the “Company”) unanimously approved the recommendation by the Nominating Committee and appointed Kevin P. Hegarty to serve as a Class III Director of the Company, effective immediately.  Mr. Hegarty was also appointed a member of the Audit Committee on June 12, 2008.

There are no family relationships between Mr. Hegarty and any of our directors or executive officers.  There is no arrangement or understanding between Mr. Hegarty and any other person pursuant to which he was selected as a director, nor are we aware of any related person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Mr. Hegarty will receive a stock option grant of 35,000 shares of which 7,000 shares are immediately exercisable and 7,000 shares that will vest each year for the next four years.

On June 9, 2008, Roger N. Tuttle, Secretary and Chief Financial Officer of the Company, gave notice to the President of the Company of his resignation from the Company, effective immediately.  Khoa D, Nguyen, age 54, , Chief Executive Officer of the Company, will perform the functions of the principal financial officer and principal accounting officer of the Company until such time as the Company appoints a replacement for Mr. Tuttle.  Biographical information and other information regarding Mr. Nguyen’s compensatory and other arrangements with the Company is provided in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 17, 2008 relating to the Company’s Annual Meeting of Stockholders held on May 27, 2008, and such information is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated: June 13, 2008	By:	/s/ Khoa D. Nguyen

 Khoa D. Nguyen

 Chief Executive Officer